EXHIBIT 3.35

OPERATING AGREEMENT
OF
RTM ACQUISITION COMPANY, L.L.C.

          THIS OPERATING AGREEMENT OF RTM ACQUISITION COMPANY. L.L.C. (this “Agreement”), made and entered into effective as of April 8, 1997 by and among the parties hereto.

WITNESSETH

          WHEREAS, the parties hereto constitute the initial members of a Georgia limited liability company, and desire to set forth herein their agreements, rights, duties and obligations with respect to such company.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby agreed, the undersigned hereby agree as follows:

ARTICLE I

DEFINITIONS

          The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

          “Act”: The Georgia Limited Liability Company Act at O.C.G.A. §§14-11-100, et seq.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973 AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 10-5-9(13) OF SUCH ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

                    “Adjusted Capital Account”: With respect to any Member, the balance of such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                              (a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                              (b) Debit to such Capital Account the adjustments, allocations and distributions that, as of the end of the Fiscal Year; reasonably are expected to be made in the future and are otherwise described in Section 1.704-1 (b)(2)(ii)(d)(4) through (6) of the Regulations.

The provisions of this definition are intended to comply with the requirements of Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be applied in a manner consistent therewith.

                    “Agreement”: This Agreement as originally executed and as may be amended from time to time pursuant to the unanimous approval of the Members.

                    “Articles of Organization”: The Articles of Organization of the Company, as filed with the Secretary of State of Georgia as the same may be amended from time to time.

                    “Breaching Member”: Has the meaning set forth in Section 13.02 hereof.

                    “Capital Account”: An account maintained by the Manager with respect to each Member in accordance with the following:

                              (a) A Member’s Capital Account shall be credited for the Member’s Capital Contributions and the Profits and items of income and gain allocated to the Member pursuant to Section 9.01 and Paragraph 2 of Exhibit “B” hereof, and shall debited for the all distributions to the Member pursuant to Articles VIII and XIV hereof and the Losses and items of loss and deduction allocated to the Member pursuant to Section 9.01 and Paragraphs 1 and 2 of Exhibit “B” hereof.

                              (b) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest. In the event any such transferee is not admitted to the Company as a substitute Member, adjustments shall nonetheless be made to such transferee’s Capital Account in accordance with the terms hereof.

                              (c) If the net amount with regard to any Member’s Capital Account is a credit, such amount shall be referred to as a positive Capital Account balance; if the net amount is a debit, a negative Capital Account balance.

                              (d) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent therewith. In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XIV hereof upon the dissolution and winding up of the Company.

As of the date hereof, the Members’ respective Capital Account balances are equal to their initial Capital Contributions as set forth in Exhibit “A” hereof “Capital Contribution”: The cash or fair market value, as agreed by· the Members, of any contribution made by a Member pursuant to the terms of this Agreement.

                    “Cash Flow”: As of any time, all of the cash proceeds from Company operations after the payment of all then due debts, liabilities and expenses of the Company that the Manager, in its reasonable judgment, elects to make, less the sum of reserves which Manager deems necessary or appropriate, in its reasonable judgment, to meet the capital or any other needs of the Company (including, by way of example, any contingent or unforeseen liabilities of the Company).

                    “Code”: The Internal Revenue Code of 1986, as amended from time to time. All references herein to specific sections of the Code shall be deemed to refer also to any successor provisions of succeeding law.

                    “Company”: RTM Acquisition Company, L.L.C., a Georgia limited liability company.

                    “Default Rule”: A rule or provision in the Act which (a) structures, defines, or regulates the finances, governance, operations or other aspects of a limited liability company organized under the Act; and (b) applies except to the extent it is negated or modified through the provisions of a limited liability company’s articles of organization or operating agreement. By way of example and not limitation, Default Rules include the provisions of O.C.G.A. §14-11-307, concerning conflicting interest transactions; the provisions of O.C.G.A. §14-11-308, concerning approval rights of Members; and the provisions of O.C.G.A. §14-l1-1102, concerning dissenters’ rights.

                    “Fiscal Year”: With respect to the Company and for tax purposes (a) the period commencing on the effective date of this Agreement and ending on December 31, 1997, (b) any subsequent 12 month period commencing on the first day of the next succeeding year and ending on the last day of such taxable year, or (c) any portion of the period described in clause (b) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article IX or Exhibit “B” hereof. For accounting purposes, the 52 or 53 week period ending on the last Sunday in May.

                    “Indemnified Person”: Has the meaning set forth in Section 15.01 hereof.

                    “Majority Interest”: Members who own, in the aggregate, more than fifty percent (50%) of the aggregate of all Percentage Interests.

                    “Manager”: The manager of the Company designated from time to time pursuant to this Agreement. The initial Manager of the Company is RTM Enterprises, Inc.

                    “Member”: Each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become Members in accordance with the terms of this Agreement. For purposes only of distributions and allocations pursuant to this Agreement, any reference herein to a Member also shall include a purchaser, assignee or other transferee of an interest in the Company who is not admitted as a Member in accordance with Section 10.02 hereof.

                    “Percentage Interest”: The respective percentage ownership interest(s) of the Members in the Company for the purposes specified herein. The initial Percentage Interests of the Members are set forth on Exhibit “A” hereof.

                    “Person”: Any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or other entity, and the heirs, executors. administrators. legal representatives, successors, and assigns of such “Person” where the context so permits.

                    “Profit” or “Loss”: For each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                    (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                    (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

                    (iii) In the event the Manager determines to adjust the book value of Company property pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the amount of such adjustment shall be added to (to the extent it results in an increase in the book value of the property) or subtracted from (to the extent it results in a decrease in the book value of the property) such taxable income or loss;

                    (iv) In the event any property is reflected on the books and records of the Company at an amount which differs from !he property’s adjusted basis for federal income tax purposes, then Profits and Losses shall be determined with respect to items of income, gain, loss or deduction attributable to such property in accordance with Subparagraph 3(a) of Exhibit “B” hereof; and

                    (v) Any items which are specially allocated pursuant to Exhibit “B” hereof shall not be taken account in computing Profit and Loss.

If the Company’s taxable income or taxable loss for a Fiscal Year, as adjusted in the manner. provided above is a positive amount, such amount shall be the Company’s Profit for such Fiscal Year; and if negative, such amount shall be the Company’s Loss for such Fiscal Year.

                    “Regulations”: The Department of the Treasury regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding law.

                    “Tax Liquidation”: Has the meaning set forth in Section 14.05 hereof.

                    “Tax Matters Member”: The Member designated in accordance with this Agreement to act as the “tax matters partner” for the Company, within the meaning of Section 6231(a)(7)(A) of the Code, and in a similar capacity for any state and local income tax purposes. The initial Tax Matters Member shall be Douglas N. Benham.

                    “Transfer”: As a noun, means any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb. means voluntarily or involuntarily to transfer, sell, pledge, hypothecate, or otherwise dispose of.

ARTICLE II

FORMATION OF COMPANY

          2.01 Formation. J. Russell Welch formed the Company as a Georgia Limited Liability Company by executing and delivering Articles of Organization to the Secretary of State of Georgia in accordance with the provisions of the Act.

          2.02 Name. The name of the Company is “RTM Acquisition Company, L.L.C.”

          2.03 Principal Place of Business. The principal place of business of the Company within the State of Georgia is at 5995 Barfield Road, Atlanta, Georgia 30328. The Company may locate its places of business and registered office at any other place or places as the Members may from time to time agree.

          2.04 Registered Office and Registered Agent. The Company’s initial registered office shall be at the office of its registered agent at 1201 Peachtree Road, N.E., Atlanta, Georgia 30361, and the name of its initial registered agent at such address is C. T. Corporation System. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Georgia pursuant to the Act and the applicable rules promulgated thereunder.

          2.05 Term. The term of the Company commenced on the date the Articles of Organization were filed with the Secretary of State of Georgia and shall continue thereafter until its termination pursuant to Article XIV hereof.

ARTICLE III

BUSINESS OF COMPANY

          3.01 Permitted Businesses. The business of the Company shall be:

                    (a) To provide management, administrative, financial consulting and other services to RIM, Inc., RIM Development Company, RIM Operating Company and other entities affiliated with the Company through common ownership; and

                    (b) To exercise all other powers and/or engage in all other activities necessary to or reasonably connected with such business or any other business which may be legally exercised by limited liability companies under the Act.

ARTICLE IV

NAMES: ADDRESSES; PERCENTAGE INTERESTS OF MEMBERS

          4.01 Name, Address and Percentage Interest of Members. The name, address and Percentage Interests of each Member are as set forth on Exhibit “A” hereof.

ARTICLE V

MANAGEMENT

          5.01 Management by the Manager.

                    (a) Subject to the express limitations of this Agreement the business and affairs of the Company shall be managed by its Manager and the Manager shall have the power and authority to take such action for and on behalf of the Company as the Manager reasonably deems necessary or appropriate to carry OUI the business of the Company. By executing this Agreement, the Manager accepts such appointment as Manager pursuant to the terms and conditions of this Agreement.

                    (b) Subject to the express limitations of this Agreement, the Manager shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company and to perform all acts which it may, in its discretion, deem necessary or desirable, including, without limitation, the power to:

                              (i) acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of any property;

                              (ii) enter into, and take, any action under, any contract, agreement or other instrument as the Manager shall determine to be necessary or desirable to further the purposes of the Company;

                              (iii) bring and defend actions and proceedings at law or equity and before any governmental, administrative or other regulatory agency, body or commission;

                              (iv) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

                              (v) make all elections, investigations and evaluations that may in the judgment of the Manager be necessary or desirable for the acquisition, management or disposition of Company property; and

                              (vi) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company.

          5.02 Records; Audits and Reports. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. The books and records shall be open at all times to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours. The Company shall keep at its principal place of business the following records:

(a) A current list of the full name and last known address of each Member and Manager;

(b) Copies of records to enable a Member to determine the relative voting rights, if any;

(c) A copy of the Articles of Organization;

(d) Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;

(e) A copy of this Agreement; and

(f) Copies of any financial statements of the Company for the thiee most recent years.

          5.03 Annual Registration Statements; Tax Returns. The Manager shall, at the expense of the Company, cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company’s Fiscal Year. The Manager also shall cause the preparation and timely filing, at the expense of the Company, of all annual registration statements and similar forms required to be filed by the Company pursuant to the Act.

          5.04 Bank Accounts. All funds of the Company shall be deposited in the name of the Company in an account or accounts as shall be designated by the Manager.

          5.05 Accounting Period. The Company’s accounting period shall be, for tax purposes, the calendar year and for accounting purposes, the 52 or 53 week period ending on the last Sunday in May.

          5.06 Restrictions on Authority of the Manager. The Manager shall not have the authority to:

(a) do any act in contravention of this Agreement; or

(b) merge or consolidate the Company with or into any other Person; or

(c) without the consent of a Majority Interest, sell or otherwise dispose of all or substantially all of the Company’s assets.

          5.07 Tenure and Qualifications. The Manager shall hold office until any successor shall have been elected and qualified. A Manager or a successor thereto shall be elected by the affirmative vote of Members holding at least a Majority Interest. A Manager need not be an individual, a resident of the State of Georgia, or a Member.

          5.08 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. The resignation of a Manager who is also a Member. shall not affect the Manager’s rights as a Member and shall not constitute the withdrawal of a Member.

          5.09 Removal. Any Manager may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority Interest. The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute the withdrawal of a Member.

          5.10 Compensation of the Manager and the Members. Except as otherwise provided in this Section 5.10 or as may otherwise be agreed in writing by the Members, neither the Manager nor any Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company, nor shall any Member be reimbursed for any expenses incurred by such Member on behalf of the Company. The Manager, however, may charge the Company, and shall be reimbursed, for any reasonable direct expenses incurred by the Manager in connection with the Company’s business.

          5.11 No Authority of Members. Except as otherwise expressly provided herein, no Member is an agent of the Company or has the authority to make any contracts, enter into any transactions or make any commitments on behalf of the Company.

          5.12 Relationship of this Agreement to the Default Rules. Regardless of whether this Agreement specifically refers to a particular Default Rule, in no event shall any Default Rule apply to the Company, it being the interest of the Members that, by virtue of this Section 5.12 all of the Default Rules shall be negated and, to the fullest extent possible, all of the rights and obligations of the Members with respect to the Company shall be as set forth in this Agreement and shall not arise from any provisions of the Act that constitute a Default Rule that is permitted to be made inapplicable, or modified with respect to, a limited liability company pursuant to the articles of organization or operating agreement of a limited liability company.

ARTICLE VI

LIMITATION OF LIABILITY OF MEMBERS

          6.01 Limitation on Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

          6.02 No Liability for Company Obligations. No Member will have any personal liability for any debts or losses of the Company beyond its respective Capital Contributions.

          6.03 No Obligation with Respect to Negative Capital Account Balances. In no event shall any Member be obligated to .make a contribution to the Company as a result of the existence of a negative balance in such Member’s Capital Account upon the dissolution of the Company or at any other time.

ARTICLE VII

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

          7.01 Initial Capital Contributions. The Initial Capital Contribution of each Member made as of the dale hereof is as set forth on Exhibit “A” hereof.

          7.02 Additional Capital Contributions. Additional Capital Contributions shall only be permitted or required at such time(s) and in such amount(s) as may be agreed by the Majority Interest. All such additional Capital Contributions shall be made by the Members in accordance with their respective Percentage Interests.

          7.03 Withdrawal, Reduction of Members’ Contributions to Capital. No Member shall be entitled to withdraw any part of the Members’ Capital Account or to receive any distribution except as expressly provided herein and no Member shall have the right to receive property other than cash. No Member shall be entitled to receive any interest on its Capital Contributions or with respect to its Capital Account. Except as otherwise provided herein, no Member shall have priority over any other Member as to the return of Capital Contributions.

ARTICLE VIII

DISTRIBUTIONS TO MEMBERS

          8.01 Distributions. At such times as the Manager deems appropriate, and subject to the other provisions of this Article VIII and of Article XIV hereof, the Company shall distribute the Cash Flow, if there is any, to the Members in accordance with their respective Percentage Interests.

          8.02 Limitation Upon Distributions. No distribution shall be made to Members if prohibited by O.C.G.A. §§14-11-407.

          8.04 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

          8.05 Amounts Withheld. All amounts withheld by the Company pursuant to the Code, O.C.O.A. §§48-7-129, or any other provision of any state or local law with respect to any payment, distribution or allocation to the Members, and any amounts paid with respect to a Member’s allocable share of the Company’s net income or items thereof shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes under this Agreement. The Manager is authorized to withhold from distributions (or with respect to allocations, to a Member) and to pay over to federal, state or local government authorities any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE IX

ALLOCATIONS

          9.01 Allocations of Profits and Losses. After making any allocations provided for in Paragraph 2 of Exhibit “B” hereof and subject to Paragraph 1 of Exhibit “B” hereof, Profits and Losses for each Fiscal Year shall be allocated among the Members in accordance with their respective Percentage Interests.

          9.02 Profits Interest. In accordance with Section 1. 753-3(a)(3) of the Regulations, the Members hereby agree that for the purposes set forth in such section of the Regulations (and for any other purpose under the Code for determining the Member’s profits interests), the Member’s interests in Company profits are in accordance with their respective Percentage Interests.

ARTICLE X

TRANSFERABILITY

          10.01 General Restrictions. Each of the Members hereby covenants and agrees that it will not Transfer all or any part of its interest in the Company to any Person unless the Transfer is in accordance with Sections 10.04 or 10.05 hereof or the Transfer is approved by a Majority Interest. No Member shall be under any obligation to approve or consent to a proposed Transfer by any other Member of an interest in the Company, it being agreed that each Member shall have the sole and absolute discretion to grant or withhold consent to any proposed Transfer. A condition of any Transfer otherwise permitted by this Section 10.1 shall be the proposed transferee agreeing in writing to be bound by the terms and conditions of this Agreement and the qualification of such Transfer under any applicable federal and state securities laws.

          10.02 Transferee Not a Member in Absence of Majority Consent.

                    (a) Notwithstanding anything contained herein to the contrary, a purchaser, assignee or other transferee of all or any portion of a Transferring Member’s interest in the Company in accordance with Section 10.01 who is not a Member immediately prior to the Transfer shall not be admitted as a Member unless a Majority Interest consent to such Person becoming a Member, which consent can be given or withheld in the sole and absolute discretion of each Member.

                    (b) Any purchaser, assignee or other transferee who is not admitted as a Member shall be entitled only to allocations and distributions with respect to such interest in accordance with this Agreement and, solely for that purpose, shall succeed to the transferor’s Capital Account and right to distributions and allocations hereunder to the’ extent it relates to the transferred interest, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, shall have no approval/consent rights provided hereunder to Members or otherwise be entitled to participate in the management of the Company and shall not have any of the other rights of a Member under the Act or this Agreement. Any reference herein to a Member shall, solely for purposes of distributions and allocations hereunder, be deemed to include a purchaser, assignee or other transferee who is not admitted as a Member pursuant to this Subsection 10.02(b).

                    (c) Upon and contemporaneously with any sale, assignment or other transfer of a Transferring Member’s interest in the Company where the purchaser, transferee or assignee does not become a Member pursuant to Subsection 10.02(a) hereof, the. Company shall purchase from the Transferring Member and the Transferring Member shall sell to the Company, in redemption of the Transferring Member’s remaining interest in the Company, for a purchase price of One Hundred and No/100 Dollars ($100.00), all remaining rights and interest retained by the Transferring Member which immediately prior to such sale, assignment or other transfer were associated with the transferred interest.

          10.03 Transfers in Violation. Any Transfer or attempted Transfer by any Member in violation of this Article X shall be null and void and of no effect whatever. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Member further agrees to hold the Company and each Member (and each Member’s successors and assigns) wholly and completely harmless from any cost, liability or damage (including, without limitation, costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer.

          10.04 Right of First Refusal. Upon (i) the death of a Member, (ii) the voluntary or involuntary termination of a Member’s employment with RTM, Inc., the Member (or, if applicable, his or her personal representative) shall offer his or her Percentage Interest for sale to Russell V. Umphenour. Jr. (“Umphenour”) and, for a period of ten (10) days thereafter, Umphenour shall have the right to acquire the applicable Percentage Interest for Fair Market Value payable in cash. In the event Umphenour does not elect 10 acquire such Percentage Interest, for a period of ten (10) days after the expiration of Umphenour’s option hereunder, the Company, for the benefit of the remaining Members, has the right to acquire the offered Percentage Interest for Fair Market Value payable in cash. If the Company does not elect to acquire such Percentage Interest, for a period of ten (10) days after the expiration of the Company’s option hereunder, the remaining Members desiring to participate may proportionately (or in such proportions as the remaining Members may agree) purchase such Percentage Interest for Fair Market Value payable in cash. If the transfer or assignment of the applicable Percentage Interest is not made as originally proposed and the required Majority Interest fails to approve the transfer or assignment in accordance with the provisions of Section 10.01 hereunder, then the provisions of Section 10.02 shall apply to such Transfer.

          10.05 Required Sale. If Members owning a Majority Interest vote in favor of the sale of their Percentage Interests to a third party, all Members shall be required to sell their Percentage Interests to such third party on the same terms and conditions as shall apply to the sale of the Percentage Interests owned by Members owning such Majority Interest.

ARTICLE XI

ADDITIONAL MEMBERS

          11.01 General Restriction on Admission of Additional Members. Except as may be agreed to in writing by the Members, no additional Members shall be admitted to the Company.

ARTICLE XII

INVESTMENT REPRESENTATIONS OF THE MEMBERS

          12.01 Investment Representations of the Members. Each of the Members hereby covenant, represent and warrant to the Manager and the Company as follows, and acknowledges that each of the covenants, representations and warranties are material to and intended to be relied upon by the Manager and the Company:

                    (a) Own Account. The Member is acquiring the interest in the Company solely for the Member’s own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any pan thereof.

                    (b) Status. The Member is a partnership organized under the laws of the State of Georgia.

                    (c) Unregistered. The Member acknowledges that the interest in the Company acquired by the Member is issued and sold to the Member without registration and in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

                    (d) Securities Restrictions. The Member will make no Transfer of all or any portion of the Member’s interest in the Company except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws.

                    (e) No Government Approval. The Member is aware that no federal or state agency has made any recommendation or endorsement of the interest in the Company or any finding or determination as to the fairness of the investment in the Company.

                    (f) No Market for Shares. The Member acknowledges that no public or secondary market exists or may ever exist for the interest in the Company and, accordingly, the Member may not be able to readily liquidate his or her investment in the Company.

                    (g) All Information. The Member hereby acknowledges that the Company bas made available to the Member the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.

                    (h) Speculative Investment. The Member hereby acknowledges that the interest in the Company is a speculative investment. The Member represents that the Member can bear the economic risks of such an investment for an indefinite period of time.

                    (i) Authority. The Member has full legal power and authority to execute and deliver, and to perform the Member’s obligations under, this Agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which the undersigned is bound.

                    (j) Legend. Each Member hereby agrees to the placement of the legend on the first page of this Agreement and any other document or instrument evidencing ownership of an interest in the Company.

ARTICLE XIII
WITHDRAWAL OF MEMBERS;
PARTITION, BREACHING MEMBER

          13.01 Waiver of Right of Partition. Each of the Members does hereby agree to and does hereby waive any right he might have to cause any of the assets of the Company to be partitioned among the Members or to file any complaint or to institute any proceeding at law or in equity to cause such partition.

          13.02 Breaching Member. Notwithstanding anything to the contrary in the Act, if a Member (a “Breaching Member”) attempts to cause a partition in breach of Section 13.01 hereof, the Company shall continue and such Breaching Member shall be subject to this Section 13.02 as well as any other remedies that maybe available at law or in equity. In such event, the following shall occur:

                    (a) the Breaching Member shall be liable in damages, without requirement of a prior accounting, to the Company for all costs and liabilities that the Company or any Member may incur as a result of such breach;

                    (b) the Company shall have no obligation to pay to the Breaching Member his contributions, capital or profits;

                    (c) the Company shall treat the Breaching Member as if it were an assignee of the interest of the Breaching Member in accordance with Section 10.02(b) hereof; and

                    (d) the Company may apply any distributions otherwise payable with respect to such interest to satisfy any claims it may have against the Breaching Member.

ARTICLE XIV

DISSOLUTION AND TERMINATION

          14.01 Dissolution.

          The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

                    (a) the written consent of a Majority Interest to dissolve the Company;

                    (b) December 31, 2050;

                    (c) the sale by the Company of all of its assets and the collection of all amounts derived from such sale, including all amounts payable to the Company under any promissory notes or other evidences of indebtedness derived by the Company from such sale; or

                    (d) the entry of a decree of judicial dissolution under O.C.G.A. §14-11-602(a).

In no event shall the Company be dissolved and its affairs wound up prior to the occurrence of an event described in Sections 14.01(a) through (d) hereof.

          14.02 Authority to Wind Up. The Manager shall have all necessary power and authority required to marshall the assets of the Company, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the Company. In particular, the Manager shall have the authority to continue to conduct the business and affairs of the Company insofar as such continued operation remains consistent, in the judgment of the Manager, with the orderly winding up of the Company.

          14.03 Winding Up, Liquidation and Distribution of Assets. If the Company is dissolved and its affairs are to be wound up, the Manager shall, subject to Section 14.05 hereof, convert the Company’s assets into cash and all such cash shall be applied and distributed in the following order of priority:

                    (a) first, to the payment of the debts and liabilities of the Company and to the expenses of liquidation; then

                    (b) second, to the establishment of, or addition to, any reserves deemed, reasonably necessary by the Manager, for any contingent or unforeseen liabilities or obligations of the Company; and then

                    (c) third, to the Members in accordance with their positive Capital Account balances.

          Upon liquidation, each Member shall look solely to the Company assets for return of its investment. If such assets are insufficient to pay debts or return investments to the Members, no Member shall have recourse against any other Member. Nothing herein shall restrict the rights of Members against each other in the event of a breach by a Member of the fiduciary duties imposed by law on Members.

          Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

          The Manager shall comply with any applicable requirements of law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

          14.04 Compliance with the Regulations. Notwithstanding anything in this Agreement to the contrary, distributions pursuant to Section 14.03(c) shall be made upon any liquidation of the Company (within the meaning of Section 1.704-1 (b)(ii)(g) of the Regulations (a “Tax Liquidation”)) within the time required by Section 1.704-1 (b)(ii)(b)(2) of the Regulations.

          Notwithstanding the immediately preceding paragraph, in the event of a Tax Liquidation which does not result in a dissolution and winding up of the Company pursuant to Section 14.04 hereof, Company property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed all Company property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Account balances pursuant to the immediately preceding paragraph of this Section 14.04. Immediately thereafter the Members shall be deemed to have recontributed the property to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

          14.05 Reasonable Time for Liquidation; Distribution in Kind. A reasonable time shall be allowed for the orderly liquidation of the Company’s assets pursuant to this Article XIV to minimize the losses normally attendant upon such a liquidation. The Manager shall not be required to convert any Company property into cash in the event it determines that such conversion would not be in the best interests of the Members, and may instead distribute undivided interests in Company property to the Members pursuant to this Article XIV based upon the fair market value of the Company property, as determined by the Manager.

          14.06 Certificate of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination may be executed and filed with the Secretary of State of Georgia in accordance with O.C.G.A. §§14-11-610.

ARTICLE XV

DUTIES: INDEMNIFICATION AND EXCULPATION

          15.01 Indemnification. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Manager, any Member, any Affiliate of the Manager or a Member, and any director, officer, stockholder, partner,. employee, agent or representative of the Manager, any Member, such Affiliate or the Company (each an “Indemnified Person”) from and against any losses, claims, damages or liabilities (including, without limitation, reasonable attorney’s fees) to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company so long as the Indemnified Person has acted or failed to act in good faith within the scope of this Agreement and applicable law, and any such matter is not attributable to the Indemnified Person’s intentional misconduct, or knowing violation of law. Indemnification pursuant to this Subsection 15.01 shall be limited to the Company’s assets and shall in no event require any Partner to make any additional capital contribution.

          15.02 Exculpation. No Indemnified Person shall be liable to the Company or to the Members or to their respective Affiliates for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it in connection with this Agreement except for any losses, claims, damages or liabilities primarily attributable to such Indemnified Person’s gross negligence, intentional misconduct, or knowing violation of law.

          15.03 Duties of the Manager. The Manager shall discharge its duties in a manner that· it determines, in good faith, to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

          15.04 No liability of the Manager for Acts or Omissions. Notwithstanding anything herein to the contrary, including without limitation Section 15.03 hereof, in no event shall the Manager have any liability for damages or other monetary relief with respect to any act or omission other than intentional misconduct or a knowing violation of law.

          15.05 Exclusive Source of Duties and Liabilities. To the extent that, at law or in equity, any Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Partners, such Indemnified Person acting in connection with the Company’s affairs shall not be liable to the Company or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they limit the duties and liabilities of any Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

          16.01 Application of Georgia Law. This Agreement, and the interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Georgia, and specifically the Act.

          16.02 No Action for Partition. No Member has any right to maintain any action or partition with respect to the property of the Company.

          16.03 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings. Designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

          16.04 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

          16.05 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

          16.06 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          16.07 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          16.08 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

          16.09 No Third Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns (subject to the express provisions hereof relating to successors and assigns) and no other person or party whatsoever shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary.

          16.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          16.11 Notices. Any and all notices, offers, demands or elections required or permitted to be made under this Agreement (“Notices”) shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (a) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier) or (b) on the fifth (5th) business day (which term means a day when the United States Postal Service, or its legal successor is making regular deliveries of mail on all of its regularly appointed weekday rounds in Atlanta, Georgia) following the day (as evidenced by proof of mailing) upon which such notice is deposited in the United States Mail as first-class, postage prepaid, certified mail, return receipt requested, and properly addressed to the other party at such party’s respective address as set forth on Exhibit “A” hereof, or at such other address as the other party may hereafter designate by Notice.

          16.12 Amendments. Any amendment to this Agreement shall be made in writing and signed by all Members.

          16.13 Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Act, the Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the Other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

          16.14 Exhibits. Any and all exhibits attached to this Agreement and/or referenced in this Agreement are incorporated and made a part hereof.

          16.15 Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT, AND TO ANY PAYMENTS. ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS AGREEMENT.

          16.16 Other Activities by Manager/Members. The Manager shall not be required to manage the Company as its sole and exclusive function. Neither the Manager nor any Members shall be prohibited, by virtue of this Agreement, from engaging in other businesses and investments (including competing businesses and/or investments) and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other businesses, investments or other activities of any Member or the Manager or to the income or proceeds derived therefrom. Neither the Manager nor any Member shall have any liability to the Company or to any other Member as a result of engaging in any other business, investment or other activity.

          16.17 Entire Agreement. This instrument contains all of the understandings and agreements of whatever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the continuing operations of the Company.

          16.18 No Meetings. Notwithstanding anything to the contrary in O.C.G.A. §14-11-310, there shall be no required meetings of the Members unless otherwise specifically agreed to in writing by a Majority Interest.

          16.19 Manager a Party to this Agreement for Limited Purposes. The Manager is a party to this Agreement for the sole purpose of acknowledging its acceptance of appointment as Manager hereunder, subject to the terms and conditions hereof. By executing this Agreement the Manager does not obtain any interest in the Company as a Member. The provisions of this Agreement may be amended by the Members without the need for any agreement or approval from the Manager; provided, however, that no such amendment shall be effective with respect to the Manager unless and until it has been provided with a written copy thereof; provided further, that no such amendment to this Agreement shall modify the Manager’s rights or obligations with respect to the Company and/or its Members with respect to actions taken by the Manager or events occurring prior to the Manager being notified of such amendment. For purposes of Notices to the Manager pursuant to Section 16.11 hereof, the Manager’s address is 5995 Barfield Road, Atlanta, GA 30328.

[Rest of this Page Intentionally Left Blank]

ARTICLE XVII

EXECUTION

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 8th day of April, 1997, effective as of April 8, 1997.

MEMBERS:

/s/RUSSELL V. UMPHENOUR, JR.

Russell V. Umphenour, Jr.

/s/DENNIS E. COOPER

Dennis E. Cooper

/s/J. RUSSELL WELCH

J. Russell Welch

/s/SHARRON L. BARTON

Sharron L. Barton

/s/DOUGLAS N. BENHAM

Douglas N. Benham

/s/RAY BIONDI

Ray Biondi

/s/JOSEPH GONDOLFO

Joseph Gondolfo

/s/JOHN L. GRAY, JR.

John L. Gray, Jr.

/s/DEBORAH K. PIKE

Deborah K. Pike

/s/LAURA M. WILLIAMS

Laura M. Williams

/s/JOHN A. TODD, JR.

John A. Todd, Jr.

/s/ROBERT S. STALLINGS

Robert S. Stallings

/s/GREGORY L. HAWKINS

Gregory L. Hawkins

/s/JERYL M. MCINTYRE

Jeryl M. McIntyre

/s/KAREN G. SAMPLES

Karen G. Samples

THE UNDERSIGNED IS A PARTY TO THIS AGREEMENT FOR THE LIMITED PURPOSES SET FORTH IN SECTION 16.19 HEREOF.

MANAGER:

RTM ENTERPRISES, INC.

By:	/s/RUSSELL V. UMPHENOUR, JR.

Name: Russell V. Uumphenour, Jr.
Title: President

EXHIBIT B
TO
OPERATING AGREEMENT OF
RTM ACQUISITION COMPANY, L.L.C.

CERTAIN TAX ALLOCATIONS

The provisions of this Exhibit “B” shall govern the allocations provided for herein:

          1. Limitation on Loss Allocations. Losses and items of Company loss and deductions allocated to any Member pursuant to Section 9.01 and this Exhibit “B” shall not cause a Member to have a negative Adjusted Capital Account at the end of any Fiscal Year. In the event some but not all Members would have a negative Adjusted Capital Account as a result of any such allocation or adjustment, the limitations set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible amount to each Member under Section l.704-l(b)(2)(ii)(d) of the Regulations. All amounts in excess of the limitation set forth herein shall be allocated to the other Members, pro rata in accordance with their respective Percentage Interests; provided, however, that in no event shall the limitations contained in this Paragraph 1 be applied to the extent that an amount would not be allocable to any Member.

          2. Regulatory Tax Allocations. Notwithstanding anything to the contrary in this Agreement, the following special allocations, if applicable, shall be made in the following order:

          (a) Minimum Gain Chargeback; Qualified Income Offset. Items of Company income and gain shall be allocated any Fiscal Year in an amount sufficient to satisfy the “minimum gain chargeback” requirements of Sections 1.704-2(f) and (i)(4) of the Regulations and the “qualified income offset” requirement of Section 1.704-1(b)(2)(ii)(d)(3) of the Regulations.

          (b) Partner Nonrecourse Deductions. “Partner nonrecourse deductions” (within the meaning of Section 1.704-2(i) of the Regulations) shall be allocated to the Member who bears the economic risk of loss associated with such deductions, in accordance with Section 1.704-2(i) of the Regulations.

          (c) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with the requirements of Section 1.704-1(b)(2)(iv)(m) of the Regulations.

          (d) Curative Allocations. The allocations set forth in Paragraph 1 and Subparagraphs 2(a) through (c) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of me Members that, to me extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Subparagraph 2(d). Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), offsetting special allocations of Company income, gain, loss, or deduction shall be made in whatever manner the Manager determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 9.01 hereof.

          3. General Allocation Rules.

          (a) Tax/Book Differences. In the event that any Company property is reflected in the Company’s books and records, pursuant to Sections 1.704-1(b)(2)(iv)(d) or (f) of the Regulations at an amount which differs from me adjusted tax basis of such property, then allocations with respect to such property for income tax purposes shall be made in a manner which takes into consideration differences between such book value and such adjusted tax basis in the manner provided in Section 704(c) of the Code, the regulations promulgated thereunder and Section 1.704-l(b)(2)(iv)(f)(4) of the Regulations, which amounts shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of the Agreement. Any allocations with respect to any such property for purposes of maintaining me Members’ Capital Accounts, and the determination of Profits and Losses, shall be made by reference to the book value of such property, and not its adjusted tax basis, all in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations.

          (b) Convention. For purposes of determining the Profits, Losses or any other item allocable to any period in me case of me transfer of an interest in the Company or any other change in a Member’s relative interest in the Company, such allocations shall be made using such method as shall be selected by the Manager.

          (c) Allocation of Items. Any allocation to a member of Profit or Loss shall be treated as an allocation to such Member of the same share of each item of income, gain, loss or deduction that is taken into account in computing Profit or Loss. Unless otherwise specified herein to the contrary, any allocation to a Member of items of Company income, gain, loss or deduction shall be treated as an allocation of a pro rata portion of each item of Company income, gain, loss or deduction.

FIRST AMENDMENT TO
OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C.

          THIS FIRST AMENDMENT TO OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C., (this “Amendment”) made and entered into as of January 1, 2000, by and among the undersigned.

          WHEREAS, RTM ACQUISITION COMPANY, L.L.C., a Georgia limited liability company, (the “Company”) was formed pursuant to Articles of Organization dated as of April 8, 1997, and that certain RTM ACQUISITION COMPANY, L.L.C., Operating Agreement dated as of April 8, 1997, by and among the persons set forth below under the heading “Current Members” (the “Operating Agreement”);

          WHEREAS, the members of the Company desire to amend the Operating Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (Any capitalized term used herein and not otherwise defined shall have the meaning given to such term in the Operating Agreement):

          1) ARTICLE XI of the Operating Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

ARTICLE XI

ADDITIONAL MEMBERS

          11.01 General Restriction on Admission of Additional Members.

          Except as otherwise provided in Sections 10.02 and 11.02 hereof, or as may be agreed to in writing by the Members, no additional Members shall be admitted to the Company.

          11.02 Permitted Admission of Additional Partners. Subject to the limitations contained in this Section 11.02, a Majority Interest may, in its sole and absolute discretion, admit additional Persons to the Company as Members upon contribution by any such Person of an amount equal to the amount which the Majority Interest determines, in its sole discretion, to the be the then current fair market value of such interest in the Company. A condition of any admission of an additional Member otherwise permitted by this Section 11.02 shall be the proposed new Member agreeing in writing to be bound by the terms and conditions of this Agreement and the qualification of such admission under any applicable federal and state securities laws. Upon admission of any such additional Member, the Percentage Interests of the existing Members shall be adjusted and reduced on a proportionate basis to reflect the admission of the new Member.

2.)	Except as otherwise specifically amended herein, the Operating Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

CURRENT MEMBERS:

/s/SHARRON L. BARTON

Sharron L. Barton

/s/DOUGLAS N. BENHAM

Douglas N. Benham

/s/RAY BIONDI

Ray Biondi

/s/DENNIS E. COOPER

Dennis E. Cooper

/s/JOSEPH GONDOLFO

Joseph Gondolfo

/s/JOHN L. GRAY

John L. Gray

/s/GREGORY L. HAWKINS

Gregory L. Hawkins

/s/JERYL M. MCINTYRE

Jeryl M. McIntyre

/s/DEBORAH K. PIKE

Deborah K. Pike

/s/KAREN G. SAMPLES

Karen G. Samples

/s/ROBERT S. STALLINGS

Robert S. Stallings

/s/JOHN A. TODD, JR.

John A. Todd, Jr.

/s/RUSSELL V. UMPHENOUR, JR.

Russell V. Umphenour, Jr.

/s/J. RUSSELL WELCH

J. Russell Welch

/s/LAURA M. WILLIAMS

Laura M. Williams

SECOND AMENDMENT TO
OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C.

          THIS SECOND AMENDMENT TO OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C. (this “Amendment”) made and entered into as of January 1, 2000, by and among the undersigned.

          WHEREAS, RTM ACQUISITION COMPANY, L.L.C., a Georgia limited liability company, (the “Company”) was formed pursuant to Articles of Organization dated as of April 8, 1997, and that certain RTM ACQUISITION COMPANY, L.L.C. Operating Agreement dated as of April 8, 1997, by and among the persons set forth below under the heading “Current Members” (the “Operating Agreement”);

          WHEREAS, the Company desires to redeem 2.80% of Member, Russell V. Umphenour, Jr., percentage interest in the Company:

          WHEREAS, the Company proposes to sell a percentage interest in the Company to:

Robert E. Langley	2.50%
Susan Bauer	0.10%
Daniel T. Collins	0.10%
Wendy E. Henderson	0.10%

respectively (each, a “Purchaser;” collectively, the “Purchasers”); and

          WHEREAS, the current members of the Company desire to approve of such transfers and the admission of the Purchasers to the Company as members, pursuant to Article X of the Operating Agreement, and the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (Any capitalized term used herein and not otherwise defined shall have the meaning given to such term in the Operating Agreement):

          By executing this Second Amendment, each of the undersigned, constituting all of the current Members, hereby consent to the admission of each of the Purchasers as a Member as of the date hereof, with all of the rights and responsibilities provided under the Operating Agreement. By executing this First Amendment, each of the Purchasers hereby agrees to be bound by the terms and conditions of the Operating Agreement, a copy of which has been provided to each of the Purchasers. The Members respective Percentage Interests are, as of the date hereof, as set forth in Exhibit “A” attached hereto and incorporated herein by this reference. For purposes of Section 5.02(a) of the Operating Agreement, the address for each of the Purchasers is as follows:

Robert E. Langley
2078 Coolidge Way
Acworth, GA 30101

Susan Bauer
5565 Vicarage Walk
Alpharetta, GA 30005

Daniel T. Collins
4823 Old Timber Ridge Road
Marietta, GA 30068

Wendy E. Henderson
3817 Northlake Creek Drive
Tucker, GA 30084

          Except as otherwise specifically amended herein, the Operating Agreement shall remain in full force and effect.

[Rest of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

CURRENT MEMBERS:

/s/SHARRON L. BARTON

Sharron L. Barton

/s/DOUGLAS N. BENHAM

Douglas N. Benham

/s/RAY BIONDI

Ray Biondi

/s/DENNIS E. COOPER

Dennis E. Cooper

/s/JOSEPH GONDOLFO

Joseph Gondolfo

/s/JOHN L. GRAY

John L. Gray

/s/GREGORY L. HAWKINS

Gregory L. Hawkins

/s/JERYL M. MCINTYRE

Jeryl M. McIntyre

/s/DEBORAH K. PIKE

Deborah K. Pike

/s/KAREN G. SAMPLES

Karen G. Samples

/s/ROBERT S. STALLINGS

Robert S. Stallings

/s/JOHN A. TODD, JR.

John A. Todd, Jr.

/s/RUSSELL V. UMPHENOUR, JR.

Russell V. Umphenour, Jr.

/s/J. RUSSELL WELCH

J. Russell Welch

/s/LAURA M. WILLIAMS

Laura M. Williams

PURCHASERS:

/s/ROBERT E. LANGLEY

Robert E. Langley

/s/SUSAN BAUER

Susan Bauer

/s/DANIEL T. COLLINS

Daniel T. Collins

/s/WENDY E. HENDERSON

Wendy E. Henderson

THIRD AMENDMENT TO
OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C.

          THIS THIRD AMENDMENT TO OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C. (this “Amendment”) made and entered into as of January 1, 2001, by and among the undersigned.

          WHEREAS, RTM ACQUISITION COMPANY, L.L.C., a Georgia limited liability company, (the “Company”) was formed pursuant to Articles of Organization dated as of April 8, 1997, and that certain RTM ACQUISITION COMPANY, L.L.C. Operating Agreement dated as of April 8, 1997, as amended by the First Amendment, dated as of January 1, 2000, and further amended by the Second Amendment, dated as of January 1, 2000, by and among the persons set forth below under the heading “Current Members” (the “Operating Agreement”);

          WHEREAS, the Company desires to redeem 0.80% of Member, Russell V. Umphenour, Jr., percentage interest in the Company:

          WHEREAS, the Company proposes to sell a percentage interest in the Company to:

Susan Bauer	0.10%
Gregory L. Hawkins	0.10%
Wendy E. Henderson	0.10%
Allison Hyer	0.10%
Jeryl M. McIntyre	0.10%
Robert S. Stallings	0.10%
Karen G. Samples	0.10%
John A. Todd, Jr.	0.10%

respectively (each, a “Purchaser;” collectively, the “Purchasers”); and

          WHEREAS, the current members of the Company desire to approve of such transfers and the admission of the Purchasers to the Company as members, pursuant to Article X of the Operating Agreement, and the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (Any capitalized term used herein and not otherwise defined shall have the meaning given to such term in the Operating Agreement):

          By executing this Amendment, each of the undersigned, constituting all of the current Members, hereby consent to the admission of each of the Purchasers as a Member as of the date hereof, with all of the rights and responsibilities provided under the Operating Agreement. By executing this Amendment, each of the Purchasers hereby agrees to be bound by the terms and conditions of the Operating Agreement, a copy of which has been provided to each of the Purchasers. The Members respective Percentage Interests are, as of the date hereof, as set forth in Exhibit “A” attached hereto and incorporated herein by this reference. For purposes of Section 5.02(a) of the Operating Agreement, the address for each of the Purchasers is as follows:

Susan Bauer
5565 Vicarage Walk
Alpharetta, GA 30005

Gregory L. Hawkins
1107 Fairway Garden
Atlanta, GA 30319

Wendy E. Henderson
3817 Northlake Creek Drive
Tucker, GA 30084

Allison Hyer
189 Battery Place
Atlanta, GA 30307

Jeryl M. McIntyre
3260 Keith Bridge Road, #194
Cumming, GA 30041

Robert S. Stallings
2243 Chrysler Court
Atlanta, GA 30345

Karen G. Samples
3890 Locklear Way
Atlanta, GA 30360

John A. Todd, Jr.
4820 Grafton Court
Suwanee, GA 30024

          Except as otherwise specifically amended herein, the Operating Agreement shall remain in full force and effect.

[Rest of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CURRENT MEMBERS:

/s/SUSAN BAUER	/s/ROBERT E. LANGLEY

Susan Bauer	Robert E. Langley

/s/SHARRON L. BARTON	/s/JERYL M. MCINTYRE

Sharron L. Barton	Jeryl M. McIntyre

/s/DOUGLAS N. BENHAM	/s/DEBORAH K. PIKE

Douglas N. Benham	Deborah K. Pike

/s/RAY BIONDI	/s/KAREN G. SAMPLES

Ray Biondi	Karen G. Samples

/s/DANIEL T. COLLINS	/s/ROBERT S. STALLINGS

Daniel T. Collins	Robert S. Stallings

/s/DENNIS E. COOPER	/s/JOHN A. TODD, JR.

Dennis E. Cooper	John A. Todd, Jr.

/s/JOSEPH GONDOLFO	/s/RUSSELL V. UMPHENOUR, JR.

Joseph Gondolfo	Russell V. Umphenour, Jr.

/s/JOHN L. GRAY	/s/J. RUSSELL WELCH

John L. Gray	J. Russell Welch

/s/GREGORY L. HAWKINS	/s/LAURA M. WILLIAMS

Gregory L. Hawkins	Laura M. Williams

/s/WENDY E. HENDERSON

Wendy E. Henderson

PURCHASING AND NEW MEMBERS:

/s/SUSAN BAUER

Susan Bauer

/s/GREGORY L. HAWKINS

Gregory L. Hawkins

/s/WENDY E. HENDERSON

Wendy E. Henderson

/s/ALLISON HYER

Allison Hyer

/s/JERYL M. MCINTYRE

Jeryl M. McIntyre

/s/KAREN G. SAMPLES

Karen G. Samples

/s/ROBERT S. STALLINGS

Robert S. Stallings

/s/JOHN A. TODD, JR.

John A. Todd, Jr.

FOURTH AMENDMENT TO
OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C.

          THIS FOURTH AMENDMENT TO OPERATING AGREEMENT OF RTM ACQUISITION COMPANY, L.L.C. (this “Amendment”) made and entered into as of October 19, 2001, by and among the undersigned.

          WHEREAS, RTM ACQUISITION COMPANY, L.L.C., a Georgia limited liability company, (the “Company”) was formed pursuant to Articles of Organization dated as of April 8, 1997, and that certain RTM ACQUISITION COMPANY, L.L.C. Operating Agreement dated as of April 8, 1997, as amended by the First Amendment, dated as of January 1, 2000, and further amended by the Second Amendment, dated as of January 1, 2000, and further amended by the Third Amendment, dated as of January 1, 2001; by and among the persons set forth below under the heading “Current Members” (the “Operating Agreement”);

          WHEREAS, the Company desires to redeem 2.2361% of Member, Russell V. Umphenour, Jr., percentage interest in the Company:

          WHEREAS, the Company desires to redeem 1.2814% of Member, Dennis E. Cooper, percentage interest in the Company:

          WHEREAS, RTM Acquisition Company, L.L.C. proposes to sell a 3.5175% percentage interest in the Company to Thomas A. Garrett (“Purchaser”); and,

          WHEREAS, the current members of the Company desire to approve of such transfers and the admission of the Purchaser to the Company as a member, pursuant to Article X of the Operating Agreement, and the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (Any capitalized term used herein and not otherwise defined shall have the meaning given to such term in the Operating Agreement):

          By executing this Amendment, each of the undersigned, constituting all of the current Members, hereby consent to the admission of each of the Purchasers as a Member as of the date hereof, with all of the rights and responsibilities provided under the Operating Agreement. By executing this Amendment, each of the Purchasers hereby agrees to be bound by the terms and conditions of the Operating Agreement, a copy of which has been provided to each of the Purchasers. The Members respective Percentage Interests are, as of the date hereof, as set forth in Exhibit “A” attached hereto and incorporated herein by this reference. For purposes of Section 5.02(a) of the Operating Agreement, the address for each of the Purchasers is as follows:

Thomas A. Garrett
109 Brickstone
Atlanta, GA 30339

          Except as otherwise specifically amended herein, the Operating Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CURRENT MEMBERS:

/s/SUSAN BAUER	/s/ALLISON K. HYER

Susan Bauer	Allison K. Hyer

/s/SHARRON L. BARTON	/s/ROBERT E. LANGLEY

Sharron L. Barton	Robert E. Langley

/s/DOUGLAS N. BENHAM	/s/JERYL M. MCINTYRE

Douglas N. Benham	Jeryl M. McIntyre

/s/RAY BIONDI	/s/ DEBORAH K. PIKE

Ray Biondi	Deborah K. Pike

/s/DANIEL T. COLLINS	/s/ KAREN G. SAMPLES

Daniel T. Collins	Karen G. Samples

/s/DENNIS E. COOPER	/s/ ROBERT S. STALLINGS

Dennis E. Cooper	Robert S. Stallings

/s/JOSEPH GONDOLFO	/s/ JOHN A. TODD, JR.

Joseph Gondolfo	John A. Todd, Jr.

/s/JOHN L. GRAY	/s/ RUSSELL V. UMPHENOUR, JR.

John L. Gray	Russell V. Umphenour, Jr.

/s/GREGORY L. HAWKINS	/s/ J. RUSSELL WELCH

Gregory L. Hawkins	J. Russell Welch

PURCHASING AND NEW MEMBER:

/s/WENDY E. HENDERSON	/s/THOMAS A. GARRETT

Wendy E. Henderson	Thomas A. Garrett